UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

Stephen Mongillo

Mark Goglia

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

NexPoint Advisors, L.P. has made available on its website www.medleycapitalvote.com certain excerpts from the voting recommendation reports on Medley Capital Corporation by Institutional Shareholder Services and Glass Lewis, which are filed as Exhibit 1 hereto and are incorporated herein by reference.

Exhibits

Exhibit 1	Excerpts from Institutional Shareholder Services and Glass Lewis Reports.

NexPoint Advisors | May 2019

Institutional Shareholder Services (ISS) and Glass Lewis Issue Reports on Medley Capital Corporation: Voting Recommendations Summary

Excerpts from the ISS and Glass Lewis reports recommending MCC stockholders vote FOR NexPoint’s slate of director nominees at the Annual Meeting on June 4, 2019, removing incumbents Seth Taube and Arthur Ainsberg from the MCC board

Executive Summary

On May 23, 2019, Institutional Shareholder Services (“ISS”) and Glass Lewis, two leading independent proxy advisory firms, released reports on Medley Capital Corporation (“MCC”).

In their reports, both firms recommended that MCC stockholders vote FOR Stephen A. Mongillo and Mark T. Goglia, the independent director nominees put forward by NexPoint Advisors, L.P. (together with its affiliates “NexPoint”) at the June 4, 2019 annual meeting of stockholders (the “Annual Meeting”).

Through their proxy analyses, both ISS and Glass Lewis found sufficient reason to support the removal of the two incumbent directors, Seth Taube and Arthur Ainsberg, who are up for re-election.

ISS and Glass Lewis also found that NexPoint’s nominees offer true independence and, having no prior relationship with NexPoint, are well suited to carry out the director responsibilities in the interest of MCC stockholders.

The following excerpts from the ISS and Glass Lewis reports provide insight into how the respective firms arrived at their conclusions.

ISS and Glass Lewis recommend MCC stockholders:

   Reject the incumbent directors; DISCARD your WHITE proxy card; and

   Vote FOR NexPoint’s two independent nominees, Stephen A. Mongillo and Mark T Goglia, using your BLUE proxy card.

Learn more about the alternative director candidates, NexPoint’s independent nominees, at www.MedleyCapitalVote.com/nominees.

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

Institutional Shareholder Services (ISS)

Overview of ISS’ Report

“[NexPoint] presented a compelling case that board change is warranted and that its nominees are the best option available to achieve that change.”

◾

“This contest has an element of urgency because net asset values have declined; if the company’s net asset value is below $275 million for two consecutive quarters, the noteholders can accelerate the note repayment.”

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“Concerns that the [NexPoint] nominees could be biased in favor of the NexPoint proposal over potentially superior alternatives are mitigated by the fact that these nominees appear sufficiently independent of NexPoint.”

◾	“As such, votes are warranted on the BLUE card for dissident director nominees Stephen Mongillo and Mark Goglia.”

ISS’ Views on Stockholder Returns

“…through May 17, 2019, the company’s TSR of negative 37.7 percent was 65.1 percentage points below the index and 96.2 percentage points below the peer median.”

	1-Year	3-Year	5-Year
Company Total Shareholder Returns (TSR) (%)	-27.91	-8.77	-12.23
Russell 3000 TSR (%)	17.58	17.07	13.46

Source: Compustat. As of closest month end to company FY end.

◾

“Between the time of MCC’s IPO on Jan. 19, 2011…and May 17, 2019, the company’s TSR of negative 37.7 percent was 65.1 percentage points below the index and 96.2 percentage points below the peer median.”

◾	“Similarly troubling underperformance can be observed in each of the one-, three-, and five-year periods through either the unaffected date or the recent past.”

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

ISS’ Views on Operating Performance

“There are multiple worrying trends in the company’s operating performance…”

◾

“There are multiple worrying trends in the company’s operating performance, but the most troubling is the decline in the value of net assets …[NexPoint] pointed out that MCC’s 2024 Notes have a financial covenant requiring a minimum net asset level of $275 million or more. As of the end of the first quarter, MCC’s balance sheet has $278 million in net assets. If the net asset value is below that threshold for two consecutive quarters the notes could be accelerated, creating substantial distress for the company.”

ISS’ Conclusion: “Which Nominees?”

“[NexPoint] has specifically and intentionally selected unaffiliated nominees so that they will act solely in the best interests of all MCC stockholders”

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The company’s nominees have overseen negative total shareholder returns, conflicted and underperforming investment management, and been found by the Delaware Court of Chancery to have breached their fiduciary duties.

◾	“ISS’ engagement with [NexPoint] nominees suggests that their independence is credible.”

◾	“[NexPoint] has presented a compelling case that board change is warranted. Votes for [NexPoint] director nominees are therefore warranted.”

ISS’ Conclusion: “Is Change Warranted?”

“MCC shareholders will likely benefit from a change on the board from the incumbent directors to new directors”

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“The management nominees appear to have participated in a “stonewalling” response to [NexPoint] and other potential strategic partners. A Delaware Chancellor found that the management nominees breached their fiduciary obligations to MCC shareholders.”

◾	“The special committee is composed of four members, two of which were recently appointed; the committee does not have a curative process if there is a deadlock.”

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“In light of the Delaware Memorandum Opinion that found the company’s nominees breached their fiduciary duties, inferior shareholder returns during the incumbents’ tenure, and troubling operating performance, further change at the board level is warranted.”

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ISS and Glass Lewis Voting Recommendations (Summary) | May 2019

Glass Lewis

Overview of Glass Lewis’ Report

There is “sufficient evidence that the corporate governance at MCC is fundamentally broken” and “a clear need to overhaul the board.”

◾	“In this campaign, we find that NexPoint has made a compelling argument in favor of removing and replacing the directors up for election at the 2019 annual meeting.”

◾

“Most importantly, [NexPoint] points to the Delaware Decision which finds that the MCC directors breached their fiduciary duties to shareholders in approving the Merger and describes at considerable length appalling conduct by MCC directors.”

◾	“We believe the Delaware Decision provides sufficient evidence that the corporate governance at MCC is fundamentally broken and speaks to a clear need to overhaul the board.”

Glass Lewis’ Views on NexPoint’s Nominees

“[NexPoint] Nominees would provide additional independent oversight and accountability on the board and, ideally, on the special committee overseeing the pending go-shop process”

◾	“We believe [NexPoint] Nominees are qualified to serve on the MCC board, with considerable professional experience and relevant skills.”

◾	“[NexPoint] Nominee [Stephen] Mongillo has significant public company board experience and extensive experience in the financial services industry.”

◾	“[NexPoint] Nominee [Mark] Goglia has significant legal experience in the financial industry, including experience advising public companies on corporate matters.”

◾

“While NexPoint’s pursuit of external management contracts at MCC indicates that NexPoint has interests in this campaign that are different from those of other shareholders, [NexPoint] Nominees are not affiliated with NexPoint, and we see no reason to doubt their independence or objectivity.”

◾

“NexPoint states that there is no agreement or understanding pursuant to which its nominees have agreed to vote in favor of NexPoint’s external management proposals, and we expect they would represent the interests of all shareholders in accordance with their fiduciary duty if elected to the board.”

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

Glass Lewis’ Views on Arthur Ainsberg

“Ainsberg failed to understand that the prior sale process for MDLY did not ‘effectively’ shop MCC, an egregious error for the chairman of a special committee tasked with seeking the best alternative for shareholders”

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“The Delaware Decision provides evidence that Arthur Ainsberg has failed to represent the best interests of MCC shareholders, including with respect to the Merger and in his role as chairman of the special committee tasked with evaluating that transaction, in our view.”

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“In particular, the court finds that the special committee failed to assert control over the timing of the process, failed to consider the value of MDLY in the transaction, failed to effectively shop the Company and failed to contact alternative parties that submitted unsolicited proposals.”

Glass Lewis’ Views on Seth Taube and Board Composition and Conflicts

“To ensure that shareholder interests are placed above all else…removing Seth Taube from the board is warranted given his status as an affiliate”

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“We also believe the Delaware Decision underscores the negative implications for shareholders resulting from significant conflicts of interest at the Company and with respect to the Merger that have not been sufficiently addressed, in our view. ”

◾	“Furthermore, we believe the board suffers from poor governance structures, including interlocking relationships and a lack of sufficient independence.”

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“Seth Taube is chair and CEO of Sierra, where Brooke Taube, chair and CEO of the Company, serves as a director. We view such interlocking relationships as creating conflicts for directors, as they may be forced to weigh their own interests in relation to shareholder interests when making board decisions.”

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“Shareholders should also note that three of the seven current directors are either affiliated with the Company or are insiders. Glass Lewis prefers boards with a lower percentage of affiliates and insiders and we believe MCC’s board structure raises concerns about its objectivity and independence as well as its ability to perform its proper oversight.”

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

Disclaimer

The views expressed in this presentation represent the opinions of NexPoint Advisors, L.P. and its affiliates (collectively, the “NexPoint Group”), which beneficially own shares of common stock of Medley Capital Corporation (the “Company” or “MCC”), and are based on publicly available information with respect to the Company, Medley Management Inc. (“MDLY”) and Sierra Income Corporation (“Sierra”). The NexPoint Group reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to (1) notify the market or any other party of any such changes or (2) update the information or opinions contained in this presentation, except in each case as required by law. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the NexPoint Group herein are based on assumptions that the NexPoint Group believes to be reasonable as of the date of the materials in this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials in this presentation are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security.

To the extent that the NexPoint Group discloses information about its position or economic interest in the securities of the Company in this presentation, it is subject to change and the NexPoint Group expressly disclaims any obligation to update such information except as required by law. The materials in this presentation shall not constitute an offer to sell or the solicitation of an offer to buy any interests in any fund managed by the NexPoint Group.

Although the NexPoint Group believes the statements made in this presentation are accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company, MDLY, SIC or any other company to which those statements or communications may be relevant.

The NexPoint Group has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by the Company, MDLY or from any third-party source. All trade names, trademarks, service marks, and logos herein are the property of their respective owners who retain all proprietary rights over their use. This presentation may contain links to articles and/or videos (collectively, “Media”). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the NexPoint Group.

This presentation may be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below.

Cautionary Statement Regarding Forward-Looking Statements: These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results,

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ISS and Glass Lewis Voting Recommendations (Summary)  |  May 2019

performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the NexPoint Group. Although the NexPoint Group believes that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The NexPoint Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

IMPORTANT INFORMATION: On May 13, 2019, NexPoint Advisors, L.P. (“NexPoint”), together with the other participants named below, filed a proxy statement and accompanying BLUE proxy card with the SEC to solicit stockholder votes for the election of its slate of highly-qualified director nominees in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company expected to take place on June 4, 2019.

NEXPOINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION: The following persons are anticipated to be, or may be deemed to be, participants in the proxy solicitation: NexPoint, NexPoint Advisors GP, LLC, the general partner of NexPoint (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital Management Fund Advisors, L.P., the investment advisor to Global Fund (“Highland Fund Advisors”), Strand Advisors XVI, Inc., the general partner of Highland Fund Advisors (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P., the general partner of Select Fund (“Select GP”), Highland Select Equity GP, LLC, the general partner of Select GP (“Select LLC”), Highland Capital Management, L.P., the sole member of Select LLC and the investment advisor to Select Fund (“Highland Capital”), Strand Advisors, Inc., the general partner of Highland Capital (“Strand”) and James D. Dondero, the President of NexPoint Advisors GP and Strand and ultimate control person of Strand XVI, NexPoint Advisors GP and Strand (collectively, the “NexPoint Group”), and the nominees for election as directors of the Company (the “Nominees”, and together with the NexPoint Group, the “Participants”), who include Mark T. Goglia and Stephen A. Mongillo. The NexPoint Group has an interest in the matters to be acted on at the Annual Meeting as they have nominated two independent directors for election at the Annual Meeting and NexPoint has stated its willingness to step-in as the external investment manager of the Company. Certain of the Participants hold direct or indirect interests in securities of the Company as follows: Global Fund holds and beneficially owns 335,000 shares of common stock of the Company and Highland Fund Advisors, Strand XVI and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Global Fund; Select Fund holds of record and beneficially owns 100 shares of common stock of the Company and Select GP, Select LLC, Highland Capital, Strand and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Select Fund. Each of the Nominees has an interest in being nominated and elected as a director of the Company, but no Nominee beneficially owns any shares of common stock of the Company.

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